Exhibit 10.2

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 8, 2005 (this “Amendment”), to the Third Amended and Restated Credit Agreement, dated as of June 30, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among General Electric Capital Corporation, as Agent (in such capacity, “Agent”), Inverness Medical Innovations, Inc. (“Innovations”), Wampole Laboratories, LLC and Inverness Medical (UK) Holdings Limited, as borrowers (“Borrowers”), the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent, co-syndication agent and lender, UBS Securities LLC, as co-syndication agent, and the lenders signatory thereto from time to time (collectively, the “Lenders”).

W I T N E S S E T H

WHEREAS, Agent and Requisite Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.             Amendment to Credit Agreement. Clause (a) of Annex F to the Credit Agreement is hereby amended as of the Effective Date (as hereinafter defined) by deleting the ratio set forth opposite “September 30, 2005” in its entirety and replacing it with “.68:1.00”.

3.             Remedies. This Amendment shall constitute a Loan Document. The breach by any Credit Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

4.             Representations and Warranties. To induce Agent and Requisite Lenders to enter into this Amendment, the Credit Parties hereby, jointly and severally, represent and warrant that:

(a)           The execution, delivery and performance by each Credit Party of this Amendment and the performance of the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”): (i) are within such Person’s corporate, company or partnership power; (ii) have been (or will be prior to execution thereof) duly authorized by all necessary corporate, limited liability company or limited partnership action; (iii) do not contravene any provision of such Person’s charter, bylaws or equivalent constitutive documents or partnership or operating agreement, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of

1

any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person, other than a Lien in favor of Agent; and (vii) do not require the consent or approval of any Governmental Authority or any other Person except those which will have been duly obtained, made or complied with prior to the Effective Date.

(b)           This Amendment has been duly executed and delivered by or on behalf of each of the Credit Parties.

(c)           This Amendment, the Amended Credit Agreement and each of the other Loan Documents constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer or other laws affecting creditors’ rights generally or by equitable principals of general applicability.

(d)           No Default or Event of Default has occurred and is continuing or would result after giving effect to the provisions of this Amendment.

(e)           No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against such Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Credit Party’s right or power to enter into or perform any of its obligations under this Amendment or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

(f)            The representations and warranties of the Credit Parties contained in the Amended Credit Agreement and each other Loan Document shall, after giving effect hereto, be true and correct on and as of (i) the date hereof, and (ii) the Effective Date, in each case, with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

5.             No Amendments/Waivers/Consents. Except as expressly provided herein (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, and (b) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

6.             Affirmation of Obligations. Each of the Credit Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other

2

Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof.

7.             Outstanding Indebtedness; Waiver of Claims. Each of Borrowers and the other Credit Parties hereby acknowledges and agrees that as of November 8, 2005, (a) the outstanding balance of the European Revolving Loan is $25,000,000, (b) the outstanding balance of the US Revolving Loan is $56,000,000, (c) the outstanding balance of the US Term Loan is $0, and (d) the outstanding balance of European Term Loan is $0. Borrowers and each other Credit Party hereby waive, release, remise and forever discharge Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Effective Date, provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent’s or any Lender’s gross negligence or willful misconduct.

8.             Fees and Expenses. Borrowers hereby reconfirm their obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith..

9.             Effectiveness. Upon satisfaction in full in the judgment of Agent of each of the following conditions, this Amendment shall be deemed effective as of September 30, 2005 (the “Effective Date”):

(a)           Amendment. Agent shall have received signature pages to this Amendment, duly executed and delivered by Agent, Requisite Lenders, and each of the Credit Parties.

(b)           Payment of Fees and Expenses. Borrowers shall have paid to Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

(c)           Representations and Warranties. The representations and warranties of or on behalf of each of the Credit Parties in this Amendment shall be true and correct on and as of the date hereof and the Effective Date.

(d)           Compliance Certificate. Borrowers shall have delivered to Agent and each Lender a Compliance Certificate evidencing compliance with each of the Financial Covenants for the period ended September 30, 2005, after giving effect to this Amendment.

3

10.           GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.           Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS

WAMPOLE LABORATORIES, LLC

By:	/s/ Duane L. James
Name:	Duane L. James
Title:	Treasurer

INVERNESS MEDICAL (UK) HOLDINGS LIMITED

By:	/s/ David Scott
Name:	David Scott
Title:	Chairman

AGENT AND LENDERS

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and Lender

By:	/s/ illegible
Duly Authorized Signatory

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as a Lender

By:	/s/ illegible
Duly Authorized Signatory

UBS AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Richard L. Tavrow
Duly Authorized Signatory
Director Banking Products Services, US

By:	/s/ Irja R. Otsa
Duly Authorized Signatory
Associate Director Banking Products Services, US

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

APPLIED BIOTECH, INC.
ADVANTAGE DIAGNOSTICS CORPORATION
FOREFRONT DIAGNOSTICS, INC.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP. II
INVERNESS MEDICAL, INC.
INNOVATIONS RESEARCH, LLC
ISCHEMIA TECHNOLOGIES, INC.
IVC INDUSTRIES, INC.
MORPHEUS ACQUISITION CORP.
OSTEX INTERNATIONAL, INC.
SELFCARE TECHNOLOGY, INC.
UNIPATH ONLINE, INC.
BINAX, INC.
INVERNESS MEDICAL — BIOSTAR, INC.

By:	/s/ Duane L. James
Name:	Duane L. James
Title:	Treasurer, Treasurer, Treasurer, Treasurer, Treasurer, Treasurer, Treasurer, Treasurer, Treasurer, Treasurer, Treasurer, Treasurer, Treasurer, Vice President, Treasurer, respectively

CAMBRIDGE DIAGNOSTICS IRELAND LIMITED
DMD, DIENSTLEISTUNGEN & VERTRIEB FÜR MEDIZIN UND DIAGNOSTIK GMBH
INVERNESS MEDICAL CANADA, INC.
INVERNESS MEDICAL EURASIA LIMITED
INVERNESS MEDICAL FRANCE SAS
INVERNESS MEDICAL GERMANY GMBH
ORGENICS INTERNATIONAL HOLDINGS BV
SCANDINAVIAN MICRO BIODEVICES APS
STIRLING MEDICAL INNOVATIONS LIMITED
INVERNESS MEDICAL SWITZERLAND GMBH
UNIPATH DIAGNOSTICS GMBH
VIVA DIAGNOSTIKA - DIAGNOSTISCHE PRODUKTE GMBH
INVERNESS MEDICAL JAPAN, LTD.
INVERNESS MEDICAL INNOVATIONS, INC.
INVERNESS MEDICAL IBERICA, S.A.
BOSWELL INVESTMENTS, S.L.

By:	/s/ Duane L. James
Name:	Duane L. James
Title:

Authorized Person, Authorized Person, Authorized Person, Authorized Person, Authorized Person, Authorized Person, Authorized Person, Authorized Person, Authorized Person, Authorized Person, Authorized Person, Authorized Person, Authorized Person, Authorized Person, Treasurer, Authorized Person, Authorized Person respectively

INVERNESS MEDICAL INVESTMENTS, LLC

By:	/s/ Jay McNamara
Name:	Jay McNamara
Title:	Assistant Secretary

INVERNESS MEDICAL CANADA, INC.

By:	/s/ Doug Schaffer
Name:	Doug Shaffer
Title:	President

UNIPATH LIMITED

By:	/s/ David Scott
Name:	David Scott
Title:	Chairman